UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2010 (July 7, 2010)

HARRY & DAVID HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-127173	20–0884389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 South Pacific Highway, Medford, OR	97501
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (541) 864-2362

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13c under the Exchange Act

Item 1.01	Entry Into a Material Definitive Agreement.

On July 7, 2010, Harry and David, as successor by merger to Harry & David Operations Corp. (“Harry and David”) entered into a third amendment (the “Amendment”), among Harry and David, as Borrower, Harry & David Holdings, Inc. (“Holdings”) and certain other subsidiaries of Holdings, as Guarantors, certain lenders party thereto, GMAC Commercial Finance LLC, as Collateral Agent and Documentation Agent, UBS Securities LLC, as Arranger, UBS AG, Stamford Branch, as Issuing Bank, Administrative Collateral Agent and Administrative Agent and UBS Loan Finance LLC, as Swingline Lender, to its senior secured revolving Credit Agreement, dated as of March 20, 2006, as amended by the First Amendment dated as of June 21, 2007 and the Consent and Second Amendment dated as of August 8, 2008 (as so amended, the “Credit Agreement”). The Amendment, among other things, (A) extended the maturity date of the Credit Agreement from March 20, 2011 to the earliest to occur of (i) July 7, 2014, (ii) 45 days prior to the final maturity date of Harry and David’s Floating Rate Senior Notes due 2012 (unless such notes are paid in full prior to such date) and (iii) 45 days prior to the final maturity date of Harry and David’s 9.0% Senior Notes due 2013 (unless such notes are paid in full prior to such date), (B) reduced the size of the facility from $125 million to $105 million (subject to an accordion feature providing Harry and David with an option to increase the aggregate commitments under the Credit Agreement by up to $20 million, upon satisfaction of certain conditions and at the sole discretion of any existing lenders requested to provide any increased commitment), (C) increased certain fees payable under the Credit Agreement and (D) increased the margins on borrowings under the Credit Agreement, (i) in the case of Eurodollar borrowings, from a range of 1.50% to 2.00% to a range of 3.25% to 3.50% and (ii) in the case of Alternate Base Rate borrowings, from a range of .50% to 1.00% to a range of 2.25% to 2.50% and changed the basis for determining the applicable margin from the method based on Holdings’ consolidated leverage ratio to a usage-based method tied to the level of borrowings and letters of credit under the Credit Agreement as a percentage of total commitments.

The foregoing description of the Amendment does not purport to be a complete statement of the changes effected by the Amendment and is qualified in its entirety by reference to the amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document

10.1	Credit Agreement, dated as of March 20, 2006, as amended by the First Amendment dated as of June 21, 2007, the Consent and Second Amendment dated as of August 8, 2008 and the Third Amendment dated as of July 7, 2010 among Harry and David, as Borrower, Harry & David Holdings, Inc. (“Holdings”) and certain other subsidiaries of Holdings, as Guarantors, certain lenders party thereto, GMAC Commercial Finance LLC, as Collateral Agent and Documentation Agent, UBS Securities LLC, as Arranger, UBS AG, Stamford Branch, as Issuing Bank, Administrative Collateral Agent and Administrative Agent and UBS Loan Finance LLC, as Swingline Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRY & DAVID HOLDINGS, INC.
Date: July 9, 2010

	By:	/S/ EDWARD F. DUNLAP
	Name:	Edward F. Dunlap
	Title:	Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit Number	Document

10.1	Credit Agreement, dated as of March 20, 2006, as amended by the First Amendment dated as of June 21, 2007, the Consent and Second Amendment dated as of August 8, 2008 and the Third Amendment dated as of July 7, 2010 among Harry and David, as Borrower, Harry & David Holdings, Inc. (“Holdings”) and certain other subsidiaries of Holdings, as Guarantors, certain lenders party thereto, GMAC Commercial Finance LLC, as Collateral Agent and Documentation Agent, UBS Securities LLC, as Arranger, UBS AG, Stamford Branch, as Issuing Bank, Administrative Collateral Agent and Administrative Agent and UBS Loan Finance LLC, as Swingline Lender.